As filed with the Securities and Exchange Commission on October 28, 2009

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	56-0751714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Old Dominion Way

Thomasville, North Carolina 27360

(336) 889-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David S. Congdon

President and Chief Executive Officer

Old Dominion Freight Line, Inc.

500 Old Dominion Way

Thomasville, North Carolina 27360

(336) 889-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ross H. Parr

Womble Carlyle Sandridge & Rice, PLLC

3500 One Wachovia Center

301 S. College Street

Charlotte, NC 28202-6037

(704) 331-4900

Fax: (704) 331-4955

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, par value $0.10 per share

(1)	An unspecified amount of Old Dominion Freight Line, Inc. common stock is being registered, which may be offered at indeterminate prices from time to time on a delayed or continuous basis. Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant elects to defer payment of all of the registration fee.

OLD DOMINION FREIGHT LINE, INC.

Common Stock

We, and any selling security holders, may offer and sell shares of common stock on a delayed or continuous basis at indeterminate prices from time to time. We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price; aggregate amount and conditions or other terms of the offering by us and any selling security holders, if any; the plan of distribution; investment considerations; identification of and other information relating to any selling security holders; and the underwriters to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ODFL.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf process, we and any selling security holders may from time to time sell the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities that we and any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.”

You should rely only on the information contained or incorporated by reference into this prospectus, a prospectus supplement, free writing prospectus or any amendment filed with the Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may be used only where it is legal to sell these securities. We and any selling security holders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock. You should assume that the information appearing in this prospectus, any prospectus supplement, free writing prospectus, or amendment and the documents incorporated by reference is accurate only as of the date of this prospectus, any prospectus supplement, free writing prospectus, or amendment or the respective document incorporated by reference, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Old Dominion,” the “Company,” “we,” “us” and “our” refer to Old Dominion Freight Line, Inc.

You should read carefully the entire prospectus, as well as the documents incorporated by reference into the prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements typically can be identified by such words as “anticipate,” “estimate,” “forecast,” “project,” “intend,” “expect,” “believe,” “should,” “would,” “could,” “may,” and other similar words or expressions, as well as statements in future tense.

These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied herein, including, but not limited to, the following:

•	the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient in recovering our operating expenses;
•	our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating fuel prices;

•	the negative impact of any unionization, or the passage of legislation that could facilitate unionization, of our employees;
•	the challenges associated with executing our growth strategy;
•	changes in our goals and strategies, which are subject to change at any time at our discretion;
•	various economic factors such as economic recessions and downturns in customers’ business cycles and shipping requirements;
•

our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, long-term disability and group health and the cost of insurance coverage above retention levels;

•	the availability and cost of capital for our significant ongoing cash requirements;
•	the availability and cost of new equipment;
•	the decrease in demand and value for used equipment;
•	the availability and cost of diesel fuel;
•	the costs and potential for liabilities related to compliance with, or violations of, existing or future governmental laws and regulations;
•	seasonal trends in the industry, including the possibility of harsh weather conditions;
•	our dependence on key employees;
•	the costs and potential adverse impact associated with potential future changes in accounting standards or practices;
•	the impact caused by potential disruptions to our information technology systems;
•	the risks set forth under the heading “Risk Factors” elsewhere in this prospectus; and
•	other risks and uncertainties indicated from time to time in our filings with the Commission.

Our forward-looking statements are based upon our beliefs and assumptions using information available as of the date of this prospectus. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the date of such statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file periodic and annual reports, proxy and information statements and other information with the Commission. Any document that we file with the Commission may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information about issuers such as us that file electronically with the Commission. The Commission’s website address is http://www.sec.gov and our website address is http://www.odfl.com. The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the Commission later will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such future filings deemed, under Commission rules, not to have been filed) until we terminate this offering. The documents we incorporate by reference are:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(ii)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

(iii)	Our Current Report on Form 8-K filed with the Commission on May 21, 2009; and

(iv)	The description of the Company’s common stock contained in its registration statement filed on Form 8-A dated October 15, 1991, together with any amendments or reports filed for the purpose of updating that description.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360, Attention: Corporate Secretary (telephone: (336) 889-5000).

PROSPECTUS SUMMARY

The following summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that may be important to you in deciding whether to invest in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making an investment decision.

Our Company

Old Dominion is the sixth largest less-than-truckload (“LTL”) motor carrier in the United States, as measured by revenue, and provides multi-regional service among the Southeast, Gulf Coast, Northeast, Midwest, Central and West regions of the United States and next-day and second-day service within each of these regions. As a non-union LTL carrier, we pick up multiple freight shipments from multiple customers on a single truck and then route that freight for delivery through service centers where the freight may be transferred to other trucks with similar destinations. In contrast, truckload carriers generally dedicate an entire trailer to one customer from origin to destination.

In order to provide our LTL services, we need to maintain an expansive network of local pickup and delivery (“P&D”) service centers, as well as larger breakbulk, or hub, facilities. At October 26, 2009, we conducted operations through 210 service center locations, of which we own 121 and lease 89. We operate major breakbulk facilities in Atlanta, Georgia; Rialto, California; Indianapolis, Indiana; Greensboro, North Carolina; Harrisburg, Pennsylvania; Memphis and Morristown, Tennessee; and Dallas, Texas, while using some smaller service centers for limited breakbulk activity in order to serve our next-day markets. Our service centers are strategically located in six regions of the country to provide the highest quality service and minimize freight rehandling costs. We plan to continue to expand our service center network, as opportunities arise, to provide better coverage in certain regions of the country and to help ensure that our service center network has sufficient capacity.

We are committed to providing our customers with high quality and value-driven service. We provide consistent customer service from a single organization, offering our customers information and pricing from one point of contact. Our integrated structure allows us to offer our customers consistent and continuous service across all areas of our operations, and our diversified mix and scope of regional, inter-regional and value-added services enable us to provide customers a single source to meet their LTL shipping and supply-chain needs.

We operate as one business segment and offer an expanding array of innovative products and services through our four branded product groups, OD-Domestic, OD-Expedited, OD-Global and OD-Technology. In addition to our domestic LTL services, we offer container delivery services to and from all of North America, Central America, South America and the Far East. We also offer a broad range of expedited, logistical and warehousing services for both our domestic and global markets. Our services are complemented by our technological capabilities, which provide the tools to improve the efficiency of our operations while empowering our customers to manage their shipping needs.

Other Information

We were organized in 1934 and incorporated in Virginia in 1950. Our executive offices are located at 500 Old Dominion Way, Thomasville, North Carolina 27360, and our telephone number is (336) 889-5000. Our Internet address is www.odfl.com. The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

RISK FACTORS

An investment in our common stock may involve a significant degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained in or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our common stock. See “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION,” above.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of any securities offered by this prospectus to repay debt under our credit facility, to finance capital expenditures and future acquisitions and for other general corporate purposes.

We will not receive any proceeds from the sale of shares of common stock by the selling security holders, if any.

SELLING SECURITY HOLDERS

In addition to the shares offered by the Company, selling security holders may from time to time offer and sell any or all of their securities under this prospectus. We will supplement this prospectus with the following information in regards to any selling security holders: (i) the name of each selling security holder; (2) the nature of any position, office or other material relationship which the selling security holder has had within the past three years with the registrant or any of its predecessors or affiliates; (iii) the amount of securities owned by the selling security holder prior to the offering; (iv) the amount to be offered for the selling security holder’s account; and (v) the amount (and if one percent or more) the percentage of the class to be owned by such selling security holder after completion of the offering.

PLAN OF DISTRIBUTION

The securities that may be offered by us and/or the selling security holders may be sold in any one or more of the following ways:

•	through underwriters;
•	through agents;
•	through dealers; or
•	directly to one or more purchasers.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

Our authorized capital stock consists of 70,000,000 shares of common stock, $0.10 par value. As of the date of this prospectus, 37,284,675 shares of our common stock were outstanding.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ODFL.” Any additional common stock we issue will also be listed on the NASDAQ Global Select Market. The holders of common stock are entitled to receive dividends, or other distributions with respect to our outstanding shares, as may be declared from time to time by the board of directors. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights in the election of directors. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares of preferred stock, if any such stock is authorized. Holders of common stock have no preemptive rights to subscribe for any additional securities of any class we may issue, nor any conversion, redemption or sinking fund rights.

Certain Provisions of our Articles of Incorporation and Bylaws

Advance Notice of Proposals and Nominations. Our Bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which the notice of the date of the meeting or such public disclosure was made. The Bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Indemnification of Directors, Officers and Employees. Our Bylaws provide that any person who at any time serves or has served as one of our directors or officers or, at our request, as a director or officer of another enterprise, or as a trustee or administrator under any of our (or any subsidiary’s) employee benefit plan, has the right to be indemnified and held harmless by us to the fullest extent permitted by law against all liabilities and litigation expenses (including attorneys’ fees) in the event a claim is made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of us (including appeals), arising out of such service. However, indemnification is not available with respect to that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy or any liabilities or litigation expenses incurred on account of any of such person’s activities that were, at the time taken, known or believed by the person to be clearly in conflict with our best interests.

Certain Anti-Takeover Effects of Virginia Law

Certain provisions of the Virginia Stock Corporation Act, or VSCA, may be deemed to have an anti-takeover effect. These provisions may delay or deter the removal of our directors or the assumption of control by shareholders.

The Control Share Acquisitions Act of the VSCA may make an unsolicited attempt to gain control of Old Dominion more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Control Share Acquisitions Act denies voting rights to any shares held by an acquiror (other than pursuant to certain statutorily defined transactions approved by our Board of Directors), unless a majority of disinterested shares votes to grant such rights in a shareholder resolution. Disinterested shares are shares not held by the acquiror, any officer of Old Dominion or any employee of Old Dominion who is also a director. The provisions of the Control Share Acquisitions Act apply when an acquiror acquires at least one-fifth of the total votes entitled to be cast in an election of directors.

In addition, the Affiliated Transactions Act of the VSCA may make it difficult to merge with or otherwise absorb a Virginia corporation acquired in a tender offer for three years after the acquisition. Pursuant to this statute, an acquiror would not be permitted to engage in an affiliated transaction with us for three years unless the transaction was approved by a majority, but not less than two, of our disinterested directors and two-thirds of our voting shares, other than shares beneficially held by the acquiror. After three years, the acquiror may engage in an affiliated transaction with us if the transaction is approved by two-thirds of our voting shares, other than shares beneficially held by the acquiror, the transaction is approved by a majority of disinterested directors or the acquiror pays a statutorily defined value for each class of our voting securities.

The Affiliated Transactions Act of the VSCA is only applicable to corporations that have more than 300 shareholders. The Control Share Acquisitions Act of the VSCA is only applicable to public corporations. A corporation may provide in its articles of incorporation or bylaws that the Affiliated Transactions Act and the Control Share Acquisitions Act of the VSCA do not apply, but we have not done so.

VALIDITY OF SECURITIES

The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed upon for us by Womble Carlyle Sandridge  & Rice, PLLC, Charlotte, North Carolina.

EXPERTS

The financial statements of Old Dominion Freight Line, Inc. appearing in Old Dominion Freight Line, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the offering, all of which will be borne by us:

Securities and Exchange Commission registration fee	$	**

NASDAQ listing fee		***

Accounting fees and expenses		*

Legal fees		*

Printing and engraving		*

Miscellaneous		*

Total	$	*

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

**	Under Rules 456(b) and 457(r) of the Securities Act, the Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.  Indemnification of Directors and Officers

Sections 13.1-696 through 13.1-704 of the Virginia Stock Corporation Act (the “Act”) prescribe the conditions under which indemnification may be obtained by a present or former director or officer who incurs expenses or liability as a consequence of a legal proceeding arising out of his activities.

Mandatory Statutory Indemnification. Under the Act, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. This mandatory indemnification covers reasonable expenses incurred in connection with the proceedings.

Permissive Statutory Indemnification. A Virginia corporation may, but is not required by the Act to, indemnify a director or officer who the corporation determines has conducted himself in good faith and met a reasonable belief test regarding the challenged conduct. If he was acting in his official capacity, the director or officer must have believed the challenged conduct was in the best interests of the corporation; if he was acting otherwise, he must meet the test that he reasonably believed his conduct was not opposed to the best interests of the corporation; and, in the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. Notwithstanding those tests, however, statutory indemnification is prohibited where the individual is held liable to the corporation or where he is held liable on the basis of an improperly received personal benefit.

Court Orders for Advances, Reimbursements or Indemnification. A director or officer who is made a party to a proceeding may apply for a court order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. If the court determines that the individual is entitled to such advances, reimbursement or indemnification, the court must order the corporation to (i) make advances and/or reimbursement for expenses or to provide indemnification and (ii) pay the individual’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order the corporation to (i) indemnify the individual to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the individual is entitled to indemnification even though he was adjudged liable to the corporation and (ii) pay the individual’s reasonable expenses incurred to obtain the order.

Voluntary Indemnification. Notwithstanding the limits on statutory indemnification, a Virginia corporation may make any further indemnity, and may make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the corporation’s articles of incorporation, bylaws or a resolution of its shareholders, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law. A Virginia corporation may also obtain insurance to protect its directors and officers from personal liability whether or not the corporation would have power to indemnify the individual against the same liability under the Act.

Our bylaws contain broad indemnification provisions covering our directors and officers. We have also purchased insurance providing for indemnification of our directors and officers. In addition, as permitted by Section 13.1-692.1 of the Act, our articles of incorporation limit the damages that may be assessed against an officer or director in any proceeding brought by or in the right of the Company or brought by or on behalf of our shareholders, subject to certain limitations.

Item 16.  Exhibits

Exhibit No.	Description

4.1(a)	Amended and Restated Articles of Incorporation (as amended July 30, 2004)

4.2(b)	Amended and Restated Bylaws of Old Dominion Freight Line, Inc.

4.3(c)	Specimen certificate of Common Stock

4.4(d)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of February 25, 2005

4.5(e)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of April 25, 2006

4.6(f)	Amended and Restated Credit Agreement among Wachovia Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated as of August 10, 2006

5.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page of this registration statement)

(a)	Incorporated by reference to Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004

(b)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 21, 2009

(c)	Incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-1 filed under the Securities Act (Commission File No.: 33-42631)

(d)	Incorporated by reference to Exhibit 4.6.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005

(e)	Incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on May 1, 2006

(f)	Incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on August 16, 2006

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include, any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of North Carolina, on this 28th day of October, 2009.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ J. Wes Frye
J. Wes Frye
Senior Vice President – Finance and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of the registrant, hereby nominates, constitutes and appoints David S. Congdon, Joel B. McCarty, Jr. and J. Wes Frye, or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Commission this Registration Statement on Form S-3, including post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name and Signature	Position	Date

/s/ EARL E. CONGDON	Executive Chairman of the	October 26, 2009
Earl E. Congdon	Board of Directors

/s/ DAVID S. CONGDON	Director, President and	October 26, 2009
David S. Congdon	Chief Executive Officer
(Principal Executive Officer)

/s/ JOHN R. CONGDON	Vice Chairman of the Board	October 26, 2009
John R. Congdon	and Senior Vice President

/s/ J. PAUL BREITBACH	Director	October 26, 2009
J. Paul Breitbach

/s/ JOHN R. CONGDON, JR.	Director	October 26, 2009
John R. Congdon, Jr.

/s/ ROBERT G. CULP, III	Director	October 26, 2009
Robert G. Culp, III

/s/ JOHN D. KASARDA	Director	October 26, 2009
John D. Kasarda

/s/ LEO S. SUGGS	Director	October 26, 2009
Leo S. Suggs

/s/ D. MICHAEL WRAY	Director	October 26, 2009
D. Michael Wray

/s/ J. WES FRYE	Senior Vice President - Finance	October 26, 2009
J. Wes Frye	(Principal Financial Officer)

/s/ JOHN P. BOOKER III	Vice President - Controller	October 26, 2009
John P. Booker III	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1(a)	Amended and Restated Articles of Incorporation (as amended July 30, 2004)

4.2(b)	Amended and Restated Bylaws of Old Dominion Freight Line, Inc.

4.3(c)	Specimen certificate of Common Stock

4.4(d)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of February 25, 2005

4.5(e)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A thereto, dated as of April 25, 2006.

4.6(f)	Amended and Restated Credit Agreement among Wachovia Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated as of August 10, 2006

5.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page of this registration statement)

(a)	Incorporated by reference to Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004

(b)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 21, 2009

(c)	Incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-1 filed under the Securities Act (Commission File No.: 33-42631)

(d)	Incorporated by reference to Exhibit 4.6.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005

(e)	Incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on May 1, 2006

(f)	Incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on August 16, 2006